Exhibit 99.1

NEWS RELEASE

Ocean Power Technologies to Exhibit at Sea-Air-Space – The Navy League’s Global Maritime Exposition

Largest Maritime Expo in the U.S. Takes Place from May 6-8, 2019 in National Harbor, Maryland

Monroe Township, N.J., April 30, 2019 (GLOBE NEWSWIRE) — Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NASDAQ: OPTT), a leader in innovative and cost-effective ocean energy solutions, announced today the company will be an exhibitor at the U.S. Navy League’s Sea-Air-Space Exposition at the Gaylord National Convention Center, in National Harbor, Maryland, May 6th through May 8th.

OPT exhibited at the 2018 Forum for SBIR/STTR Transition Program, a program sponsored by the Office of Naval Research (ONR) which was held in conjunction with the Sea Air Space Exhibition.

OPT will be featured in Booth #2836 in a prime location in the main hall of the Expo, the largest maritime exposition in the U.S.

OPT engineers and technical sales staff will be available at the booth to explain the latest features of OPT’s hybrid PowerBuoy®, Station-keeping buoy, and the PB3 PowerBuoy® and can answer any questions you may have about our groundbreaking autonomous maritime solutions.

Company representatives will also be providing updates on current projects and new product development.

George H. Kirby, President and Chief Executive Officer of Ocean Power, commented, “We were honored to accept the Navy League’s invitation to participate in the 2019 Sea-Air-Space show. Our reps will be showcasing OPT’s hybrid PowerBuoy®, and our latest and most advanced PB3 PowerBuoy® product line, as well as highlighting the broad range of potential applications for these offshore energy production and storage devices.”

He continued, “We believe our products make it possible for enterprises of all sorts to operate offshore 24/7, 365 days a year. Our products provide the energy support infrastructure that we believe these enterprises need to complete their projects efficiently and on schedule.”

Kirby concluded by noting, “I was very pleased to hear that the theme for this year’s Sea-Air-Space is Sustainability, Agility, Superiority, because OPT’s products are designed from the ground up with all three of these characteristics in mind.”

About the Navy League’s Sea-Air-Space Exposition

The Navy League’s Sea-Air-Space Exposition was founded in 1965 as a means to bring the U.S. defense industrial base, private-sector U.S. companies and key military decision makers together for an annual innovative, educational, professional and maritime based event located in the heart of Washington, DC. Sea-Air-Space is now the largest maritime exposition in the U.S. and continues as an invaluable extension of the Navy League’s mission of maritime policy education and sea service support. To learn more, visit www.seaairspace.org.

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Its PowerBuoy® and subsea battery solution product lines, along with its innovation and support services provide clean and reliable electric power and real-time data communications for remote offshore and subsea applications in markets such as oil and gas, defense and security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

For Further Information:

Follow us on Twitter: https://twitter.com/OceanPowerTech

Follow us on Facebook: https://www.facebook.com/oceanpowertechnologies

Follow us on LinkedIn: https://www.linkedin.com//company/ocean-power-technologies

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate, and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Investor Relations Contact:

Michael Porter, President

Porter, LeVay & Rose

Email: ocean@plrinvest.com

Phone: 212-564-4700

Business Development Contact:

David Marchetti, Senior Director, Americas

Ocean Power Technologies, Inc.

Email: dmarchetti@oceanpowertech.com

Phone: 609-730-0400

Ocean Power Technologies, Inc.

www.oceanpowertechnologies.com